As filed with the Securities and Exchange Commission on January 10, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

nCino, Inc.

(Exact name of registrant as specified in its charter)

Delaware	87-4154342
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6770 Parker Farm Drive

Wilmington, North Carolina 28405

(888) 676-2466

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Pierre Naudé

Chief Executive Officer

nCino, Inc.

6770 Parker Farm Drive

Wilmington, North Carolina 28405

(888) 676-2466

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Martin A. Wellington, Esq. Robert A. Ryan, Esq. Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 (212) 839-5300	April Rieger Executive Vice President and General Counsel & Secretary nCino, Inc. 6770 Parker Farm Drive Wilmington, North Carolina 28405 (888) 676-2466

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I. D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)(2)	Amount to be Registered(1)	Proposed Maximum Offering Price Per Units(1)(5)	Proposed Maximum Aggregate Offering Price(1)(5)	Amount of Registration Fee(1)(5)
Primary Offering
Common stock, $0.0005 par value per share(3)
Preferred stock, $0.001 par value per share(3)
Depositary Shares(3)(4)
Secondary Offering
Common stock, $0.0005 par value per share	43,973,042	$51.73	$2,274,725,463	$210,868

(1)

An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold by nCino, Inc. (the “Registrant”) at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In reliance on and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

(2)	The securities registered under this registration statement may be sold separately, together or as units with other securities registered under this registration statement.
(3)

Common stock, preferred stock and depositary shares, as may be issuable upon conversion or redemption of common stock, preferred stock, or depositary shares, as the case may be, registered under this registration statement.

(4)

Depositary shares will be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event that the Registrant elects to offer to the public fractional interests in shares of preferred stock registered under this registration statement, depositary receipts will be distributed to those persons purchasing such fractional interests and the shares of preferred stock will be issued to the depositary under the applicable deposit agreement.

(5)

With respect to the secondary offering, the proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), based on the average high and low prices reported for the registrant’s common stock on January 6, 2022.

PROSPECTUS

nCino, Inc.

Common Stock

Preferred Stock

Depositary Shares

43,973,042 shares of our Common Stock

Offered by the Selling Stockholders

From time to time, we may offer shares of our common stock, preferred stock, or depositary shares, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. This prospectus describes the general manner in which those securities may be offered by us using this prospectus. We will specify in an accompanying prospectus supplement and any related free writing prospectus the terms of securities offered by us and the offering thereof and may also add, update or change information contained in this prospectus.

In addition, this prospectus relates to the offer and sale from time to time of up to 43,973,042 shares of our common stock (the “Selling Stockholder Shares”) by the selling stockholders identified in the “Selling Stockholders” section of this prospectus or their permitted transferees, pledgees, distributees, donees or other successors-in-interest. The selling stockholders (which term as used herein includes their respective permitted transferees, pledgees, distributees, donees or other successors-in-interest) may sell the shares of our common stock in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the shares of our common stock in the section of this prospectus titled “Plan of Distribution – Selling Stockholders Plan of Distribution.” We will not receive any of the proceeds from the sale of our common stock by any of the selling stockholders. We have paid or will pay the fees and expenses incident to the registration of the shares of our common stock for sale by the selling stockholders. The selling stockholders will bear all discounts, concessions, commissions and stock transfer taxes, if any, attributable to their sales of shares.

You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “NCNO.” On January 7, 2022, the last reported sales price for our common stock was $50.82 per share. None of the other securities we may offer are currently listed on any securities exchange. Any applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on the Nasdaq Global Select Market or any securities market or exchange of the securities covered by the prospectus supplement and any related free writing prospectus.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page  3 of this prospectus and, if applicable, any risk factors described in any accompanying prospectus supplement and in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus before investing in our securities.

Common stock, preferred stock and/or depositary shares may be sold by us, or common stock may be sold by the selling stockholders to or through underwriters or dealers or directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, and the net proceeds to us will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 10, 2022

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, and the selling stockholders may sell up to 43,973,042 Selling Stockholder Shares from time to time in one or more offerings as described in this prospectus. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We, or the selling stockholders, may also add, update or change in any prospectus supplement any of the information contained in this prospectus. To the extent that there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date, then the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Neither we, the selling stockholders nor any agent, underwriter or dealer have authorized anyone to give you any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement or free writing prospectus. We, the selling stockholders and any agent, underwriter or dealer take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You may not imply from the delivery of this prospectus and any applicable prospectus supplement or free writing prospectus, nor from a sale made under this prospectus and any applicable prospectus supplement or free writing prospectus, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or free writing prospectus or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or free writing prospectus or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.

In this prospectus, unless the context otherwise requires, the terms “nCino,” the “Company,” “we,” “us,” and “our” refer to nCino, Inc., a Delaware corporation.

THE COMPANY

nCino is a leading global provider of cloud-based software for financial institutions. We empower banks and credit unions with the technology they need to meet ever-changing client expectations and regulatory requirements, gain increased visibility into their operations and performance, replace legacy systems, and operate digitally and more competitively. Our solution, the nCino Bank Operating System, digitizes, automates, and streamlines inefficient and complex processes and workflow, and utilizes data analytics and artificial intelligence and machine learning to enable financial institutions to more effectively onboard new clients, make loans and manage the entire loan life cycle, open deposit and other accounts, and manage regulatory compliance. We serve financial institution customers of all sizes and complexities, including global financial institutions, enterprise banks, regional banks, community banks, credit unions, and new market entrants, such as challenger banks. Our customers deploy and utilize our digital platform, which can be accessed anytime, anywhere, and from any internet-enabled device, for mission critical functions across their organizations.

On January 7, 2022, we completed the acquisition of SimpleNexus, a digital homeownership software company in the U.S., serving more than 300 independent mortgage banks, over 80 banks and credit unions and more than 41,000 loan originators nationwide. In connection with the acquisition, we effected a holding company reorganization pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, pursuant to which each share of stock in our prior holding company automatically converted to a share of stock in nCino, Inc.

RISK FACTORS

An investment in our securities involves a high degree of risk. Please see the risk factors described in “Item 1A — Risk Factors” in our most recent Annual Report on Form 10-K which is incorporated by reference in this prospectus, as well as any risk factors included in any other filings we have made with the SEC that are incorporated by reference herein or set forth in any applicable prospectus supplement that accompanies this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, results of operations or financial condition. Additional risk factors may be included in an applicable prospectus supplement relating to a particular offering of our securities. These risks could materially affect our business operations, results of operations or financial condition. You could lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events.

Such statements include, but are not limited to, statements regarding our future financial performance, including our expectations regarding our revenues, cost of revenues, operating expenses, and our ability to achieve and maintain future profitability; our ability to execute strategies, plans, objectives, and goals; our ability to compete with existing and new competitors in existing and new markets and offerings; our ability to develop and protect our brand; our ability to effectively manage privacy, information, and data security, costs associated with research and development and building out our sales, professional services and customer support teams, increases in spending by financial institutions in cloud-based technology; our ability to add and retain customers; our ability to expand internationally and associated costs; our ability to comply with laws and regulations; our expectations and management of future growth based on subscription revenues over the term of our customer contracts; our expectations concerning relationships with our customers, partners, and other third parties; the short and long-term impact of COVID-19 on our industry, business, and results of operations; economic and industry trends; projected growth or trend analysis, our relationship with Salesforce and our systems integrators, seasonal sales fluctuations; our ability to add capacity and automation to our operations; our ability to attract and retain key personnel; our ability to successfully integrate and realize the benefits from acquisitions and other strategic transactions, including the SimpleNexus acquisition; and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus, in documents incorporated by reference into this prospectus or any free writing prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in Part I, Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K, as well as those discussed in this prospectus, the documents incorporated by reference into this prospectus and any free writing prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our results of operations and financial condition, executive officers and directors, principal holders of shares, material interests of such persons in transactions with us and other matters. The SEC maintains a website that contains reports and other information regarding registrants that file electronically with the SEC, including the registration statement to which this prospectus relates. The address of that website is www.sec.gov.

Our website is www.ncino.com. Our SEC filings are available free of charge on our website as soon as reasonably practicable after they are electronically filed or furnished to the SEC. You may access these SEC filings on our website. However, other than any documents expressly incorporated by reference in this prospectus or any applicable prospectus supplement, the information on, or accessible through, our website or any other website that is referred to in this prospectus is not part of this prospectus or any applicable prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus, which means that we can disclose important information to you by referring to those documents we file with the SEC. Any information incorporated this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and, in some cases, supersede the information contained or incorporated by reference herein. We hereby “incorporate by reference” the documents listed below (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules).

•

nCino OpCo’s Annual Report on Form 10-K for the fiscal year ended January 31, 2021, filed with the SEC on March  31, 2021 (including those portions of nCino OpCo’s Definitive Proxy Statement on Schedule 14A filed with the SEC on July 15, 2021 that are incorporated by reference into Part III of such Annual Report on Form 10-K);

•

nCino OpCo’s Quarterly Reports on Form 10-Q for the quarters ended April 30, 2021, July 31, 2021 and October 31, 2021, filed with the SEC on June 2, 2021, September  1, 2021 and December 1, 2021, respectively;

•

nCino OpCo’s Current Reports on Form 8-K filed with the SEC on February  24, 2021, April  7, 2021, May  3, 2021, July  19, 2021, November  17, 2021 (solely with respect to Items 1.01 and 3.02) and January 10, 2022, and our Current Report on Form 8-K12B, filed with the SEC on January 10, 2022; and

•

the description of our common stock, par value $0.0005, set forth in our Form 8-A filed with the SEC on July 10, 2020 (such description of common stock being equivalent to that of our prior holding company’s common stock).

We also incorporate by reference in this prospectus any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all the securities to which this prospectus relates; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K or in any applicable prospectus supplement.

Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to:

nCino, Inc.

6770 Parker Farm Drive

Wilmington, North Carolina 28405

(888) 676-2466

USE OF PROCEEDS

Unless otherwise stated in any applicable prospectus supplement, we will use the net proceeds from the sale of any securities that may be offered by us for general corporate purposes, which may include, but are not limited to, increasing our liquidity, working capital, reducing or refinancing our indebtedness or the indebtedness of one or more of our subsidiaries, funding our operations, financing acquisitions, repurchasing our common stock and redeeming outstanding securities. Pending such use, any net proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities and/or similar assets as we may determine.

We will not receive any of the proceeds from the sale of common stock being offered by any of the selling stockholders.

SELLING STOCKHOLDERS

Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) between nCino, Inc., Penny Holdco, Inc., SimpleNexus, LLC and certain other parties, certain of our stockholders are entitled to rights with respect to the registration of their shares under the Securities Act. These registration rights include the right to demand that we file with the SEC a Form S-3 registration statement covering the registration of their registrable securities for resale, subject to certain conditions. In accordance with this obligation, this prospectus also relates to the possible resale by such holders, who we refer to in this prospectus as the “selling stockholders,” of up to 43,973,042 Selling Stockholder Shares. When we refer to the “selling stockholders” in this prospectus, we mean the selling stockholders listed in the table below, together with their respective permitted transferees, pledgees, distributees, donees or other successors-in-interest.

The following table sets forth the number of shares of our common stock beneficially owned by the selling stockholders, the number of shares of our common stock that may be offered under this prospectus and the number of shares of our common stock beneficially owned by the selling stockholders assuming all of the shares covered hereby are sold. Percentage ownership of our common stock is based on 109,725,767 shares of our common stock outstanding on January 7, 2022. We have determined beneficial ownership in accordance with the rules of the SEC. Thus it represents sole or shared voting or investment power with respect to our securities, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all of the shares of our common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of January 7, 2022 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity. The number of shares of our common stock in the column “Number of shares being offered by the selling stockholders” represents all of the shares of our common stock that the selling stockholders may offer hereunder.

The selling stockholders may sell, transfer or otherwise dispose of some, all or none of the shares of our common stock that may be offered hereunder. We do not know when the shares of our common stock will be sold, transferred or otherwise disposed of by the selling stockholders, and the selling stockholders may offer the shares of our common stock from time to time.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o nCino, Inc., 6770 Parker Farm Drive, Wilmington, North Carolina 28405.

The information set forth in the table below is based upon information obtained from the selling stockholders and upon information known to us.

Jeffrey Horing, a member of our board of directors, is affiliated with Insight Partners.

	Beneficial ownership before the offering		Number of shares being offered by the selling stockholders	Beneficial ownership after the offering(1)
	Number of shares	%		Number of shares	%
Selling Stockholders
1400 MH Gift, LLC(2)	1,425,091	1.30	1,425,091	—	—
Entities affiliated with Insight Partners(3)	39,123,014	35.66	39,123,014	—	—
Entities affiliated with TVC Capital(4)	1,804,422	1.64	1,804,422	—	—
Other Selling Stockholders (as a group)(5)	1,620,515	1.48	1,620,515

(1)

Assumes that all shares being registered in this prospectus are resold to unaffiliated third parties and that the selling stockholders sell all of the shares of our common stock registered under this prospectus held by them or that they may acquire upon conversion of other classes of our common stock held by them.

(2)	Matt Hansen, as the sole manager of 1400 MH Gift, LLC, exercises voting power over the shares held of record by 1400 MH Gift, LLC.
(3)

Consists of (i) 2,217,791 shares of our common stock held of record by Insight SN Holdings, LLC, (ii) 1,827,484 shares of our common stock held of record by Insight SN Holdings 2, LLC, (iii) 3,240,081 shares of our common stock held of record by Insight Venture Partners (Cayman) X, L.P., (iv) 626,762 shares of our common stock held of record by Insight Venture Partners (Delaware) X, L.P., (v) 10,310,944 shares of our common stock held of record by Insight Venture Partners IX, L.P., (vi) 5,123,257 shares of our common stock held of record by Insight Venture Partners (Cayman) IX, L.P., (vii) 1,092,443 shares of our common stock held of record by Insight Venture Partners (Delaware) IX, L.P., (viii) 205,816 shares of our common stock held of record by Insight Venture Partners IX (Co-Investors), L.P., (ix) 4,190,253 shares of our common stock held of record by Insight Venture Partners Growth-Buyout Coinvestment Fund, L.P., (x) 3,368,720 shares of our common stock held of record by Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P., (xi) 3,097,549 shares of our common stock held of record by Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P., (xii) 3,812,367 shares of our common stock held of record by Insight Venture Partners Growth-Buyout Coinvestment Fund (B), L.P, and (xiii) 9,547 shares of our common stock held of record by IVP (Venice), L.P. Each of the foregoing entities is indirectly controlled by Insight Holdings Group, LLC, or Insight Holdings. Each of Jeffrey Horing, Deven Parekh, Jeffrey Lieberman and Michael Triplett is a member of the board of managers of Insight Holdings and may be deemed to have shared voting and dispositive power over the shares held by the foregoing entities. The foregoing is not an admission by any of Jeffrey Horing, Deven Parekh, Jeffrey Lieberman or Michael Triplett that he is the beneficial owner of the shares held by the foregoing entities. The address for each of the foregoing persons is 1114 Avenue of the Americas, 36th Floor, New York, New York 10036.

(4)

Consists of (i) 704,823 shares of our common stock held of record by TVC Capital III, L.P. (“TVC III”), (ii) 1,059,788 shares of our common stock held of record by TVC Capital IV, L.P. (“TVC IV”), (iii) 20,345 shares of our common stock held of record by TVC Capital Partners III, L.P. (“TVC Partners III”), and (iv) 19,466 shares of our common stock held of record by TVC Capital Partners IV, L.P. (“TVC Partners IV”). Each of TVC III and TVC Partners III is directly controlled by TVC Capital III GP, LLC (“GP III”). Each of TVC IV and TVC Partners IV is directly controlled by TVC Capital IV GP, LLC (“GP IV”). Each of Steven Hamerslag and Jeb S. Spencer is a managing member of GP III and GP IV and may be deemed to have shared voting and dispositive power over the shares held by the foregoing entities. The foregoing is not an admission by any of Steven Hamerslag and Jeb S. Spencer that he is the beneficial owner of the shares held by the foregoing entities. The address for each of the foregoing persons is 11710 El Camino Real, Suite 100, San Diego, California 92130.

(5)	Represents shares held by all other selling stockholders not listed above who beneficially own less than 1% of our common stock outstanding prior to this offering.

PLAN OF DISTRIBUTION

Our Plan of Distribution

We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, then we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of such underwriter in the prospectus supplement that such underwriter will use to make resale of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in any applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.

The securities we offer under this prospectus may or may not be listed through the Nasdaq Global Select Market or any other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

•	the terms of the offer;

•	the names of any underwriters, including any managing underwriters, as well as any dealers or agents;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any over-allotment or other options under which underwriters, if any, may purchase additional securities from us;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;

•	in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;

•	any public offering price; and

•	other facts material to the transaction.

We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. In such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

Selling Stockholders Plan of Distribution

The selling stockholders may, from time to time, offer and sell, transfer or otherwise dispose of up to 43,973,042 Selling Stockholder Shares. The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of the Selling Stockholder Shares on any stock exchange, market or trading facility on which our common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent any of the selling stockholders gift, pledge, grant a security interest in, distribute or otherwise transfer their Selling Stockholder Shares, any transferees, pledgees, distributees, donees or other successors-in-interest of such selling stockholders that are affiliates of ours may offer and sell the shares from time to time under this prospectus, provided that this prospectus has been amended under applicable provision of the Securities Act to include the names of such transferees, pledgees, distributees, donees or other successors-in-interest as selling stockholders under this prospectus and such other information as may be necessary or required under applicable law. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale, transfer or disposition. They may use any one or more of the following methods when disposing of the Selling Stockholder Shares:

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	block trades in which a broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	“at the market” or through market makers or into an existing market for the shares;

•	short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, after the effective date of the registration statement of which this prospectus is a part;

•	through the distribution of the shares by any selling stockholders to its partners, members or shareholders;

•	through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In connection with the sale of the Selling Stockholder Shares, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling stockholders may also sell the Selling Stockholder Shares short and deliver these shares to close out their short positions, or loan or pledge the Selling Stockholder Shares to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Selling Stockholder Shares, which, subject to the amendment or supplement of this prospectus or the registration statement of which this prospectus forms a part to reflect such transaction and any other information necessary or required, such broker-dealer or other financial institution may resell pursuant to this registration statement.

The aggregate proceeds to the selling stockholders from the sale of the Selling Stockholder Shares will be the purchase price less any discounts or commissions. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of its Selling Stockholder Shares to be made directly or through agents. We will not receive any of the proceeds from the sale of the Selling Stockholder Shares.

The selling stockholders may elect to make a pro rata in-kind distribution of their Selling Stockholder Shares to their respective members, partners or stockholders. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders will receive unrestricted shares of our common stock pursuant to the distribution through this prospectus.

The selling stockholders also may resell all or a portion of the Selling Stockholder Shares in open market transactions in reliance upon Rule 144 under the Securities Act or any other exemption from registration under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of that rule or the applicable exemption.

The selling stockholders and any broker-dealers that act in connection with the sale of the Selling Stockholder Shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. In the event that any selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Selling Stockholder Shares against certain liabilities, including liabilities arising under the Securities Act. To the extent required, the Selling Stockholder Shares to be sold, the names of the selling stockholders, the offering price, the names of any agents, dealers or underwriters, any commissions or discounts with respect to a particular offering, the method of distribution, and any other terms and conditions of the offering of such shares will be set forth in an accompanying prospectus supplement or, if appropriate, an amendment to the registration statement of which this prospectus forms a part.

If underwriters are used in the sale, the applicable Selling Stockholder Shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of Selling Stockholder Shares, underwriters may receive compensation from the selling stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions. If the selling stockholders use an underwriter or underwriters to effectuate the sale of Selling Stockholder Shares, we and/or they will execute an underwriting agreement with those underwriters at the time of sale of those shares of our common stock. The obligations of the underwriters to purchase those shares of our common stock will be subject to certain conditions precedent, and unless otherwise specified in a prospectus supplement, the underwriters will be obligated to purchase all the shares of our common stock offered by such prospectus supplement if any of such shares of our common stock are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

To comply with the securities laws of some states, if applicable, the Selling Stockholder Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Selling Stockholder Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Selling Stockholder Shares in the market and to the activities of the selling stockholders and their affiliates. These rules may limit the timing of purchases and sales of the Selling Stockholder Shares by such selling stockholders. Regulation M may also restrict the ability of any person engaged in the distribution of the Selling Stockholder Shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the Selling Stockholder Shares and the ability of any person or entity to engage in market-making activities with respect to the Selling Stockholder Shares.

Pursuant to the Merger Agreement, we have agreed to bear all expenses in connection with the registration of the Selling Stockholder Shares. We are not responsible for any selling expenses applicable to the sale of the Selling Stockholder Shares. We have also agreed to indemnify the selling stockholders against certain liabilities, including liabilities for violations of the Securities Act, Exchange Act and state securities laws and liabilities relating to this prospectus and the registration statement of which it forms a part, including amendments and supplements.

In connection with the transactions contemplated by the Merger Agreement, certain affiliates of Insight Partners (the “Insight Parties”) agreed not to sell or otherwise directly or indirectly dispose of approximately two-thirds of the shares of our common stock that will be held by them following the closing of the SimpleNexus acquisition, on a pro forma basis. Following the closing of the acquisition on January 7, 2022, approximately one third of this approximately two-thirds will be released from such restrictions on each of the six, nine and twelve month anniversaries of the closing.

There can be no assurance that any selling stockholder will sell, transfer or otherwise dispose of any or all of the Selling Stockholder Shares.

GENERAL DESCRIPTION OF SECURITIES

We or a selling stockholder may under this prospectus offer common stock, preferred stock, depositary shares, or any combination of the foregoing, either individually or as units consisting of two or more securities.

The following description of the terms of the securities we or a selling stockholder may offer under this prospectus sets forth the general terms and provisions of these securities. The particular terms of securities offered by us under this prospectus and the extent, if any, to which the general terms set forth in this prospectus do not apply to those securities will be described in any prospectus supplement. In addition, if we offer two or more securities as units, then the terms of the units will be described in one or more prospectus supplements. To the extent the information contained in any applicable prospectus supplement differs from the general description set forth in this prospectus, you should rely on the information in that prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

We have provided below a summary description of our capital stock. This description does not purport to be complete and is qualified in its entirety by reference to the full text of our amended and restated certificate of incorporation (our “certificate of incorporation”) and our amended and restated bylaws (our “bylaws”). You should read the full text of our certificate of incorporation and bylaws, as well as the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

References in this section to “we,” “us” and “our” refer to nCino, Inc. and not to any of its subsidiaries.

General

Under our certificate of incorporation, we have authority to issue (i) 500,000,000 shares of our common stock, par value $0.0005 per share, and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share. As of January 7, 2022, we had 109,725,767 shares of our common stock outstanding, and no shares of preferred stock issued.

Common Stock

Voting Rights

Holders of common stock are entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Holders of common stock do not have cumulative voting rights.

Dividend Rights

Subject to the prior rights of holders of preferred stock, if any, holders of common stock are entitled to receive, such dividends and distributions, if any, as may be lawfully declared from time to time by our board of directors.

Other Rights

Upon any liquidation, dissolution or winding up of us, whether voluntary or involuntary, holders of common stock will be entitled to receive the net assets available for distribution to stockholders, ratably in proportion to the number of shares of our common stock held by them, subject to the rights of the holders of any series of preferred stock.

Listing

Our common stock is authorized for listing on the Nasdaq Global Select Market under the symbol “NCNO.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

Our board of directors has the authority, without stockholder approval, to issue preferred stock in one or more series and to fix the preferences, limitations and rights of the shares of each series, including:

•	the designation of the series;

•	the number of shares constituting the series;

•	dividend rights;

•	conversion or exchange rights; and

•	the terms of redemption and liquidation preferences.

Anti-Takeover Effects of Provisions of the DGCL, Our Certificate of Incorporation and Bylaws

The DGCL and our certificate of incorporation and bylaws contain provisions that may delay, deter, prevent or render more difficult a takeover attempt that our stockholders might consider to be in their best interests. Even in the absence of a takeover attempt, these provisions may also adversely affect the prevailing market price for our common stock if they are viewed as limiting the liquidity of our common stock or discouraging takeover attempts in the future.

Authorized but Unissued Common and Preferred Stock

The existence of authorized and unissued common and preferred stock may enable our board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and could thereby protect the continuity of our management and possibly deprive stockholders of opportunities to sell common stock they own at prices higher than prevailing market prices.

Board of Directors

Our certificate of incorporation provides that, subject to the rights of the holders of any series of preferred stock, a director may be removed from office by the stockholders only for cause.

Stockholder Action

Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken by the holders of any series of preferred stock, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable preferred stock designation.

Our bylaws also provide that, except as required by law and subject to the rights of any holders of preferred stock, special meetings of our stockholders for any purpose or purposes may be called only by the Chairperson of the Board of Directors (if any), the Chief Executive Officer, or the Board of Directors. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Requirements for Nominations of Directors or Other Stockholder Proposals

Our bylaws require stockholders seeking to nominate persons for election as directors at an annual or special meeting of stockholders, or to bring other business before an annual meeting (other than a matter brought under Rule 14a-8 under the Exchange Act), to provide timely notice in writing. In the case of an annual meeting, to be timely, a stockholder’s notice must be delivered to our corporate secretary, not less than 90 days nor more than 120 days, prior to the first anniversary of the preceding year’s annual meeting. However, if either (i) the annual meeting is called for a date that is more than 30 days before or more than 60 days after that anniversary date or (ii) no annual meeting was held in the preceding year, then notice by the stockholder, to be timely, must be received by our corporate secretary no more than 120 days prior to such annual meeting nor less than the later of (A) 90 days prior to such annual meeting and (B) 10 days after the earlier of (1) the day on which notice of the date of the meeting was mailed or (2) the day on which public disclosure of the date of the meeting was made. In the case of a special meeting, to be timely, a stockholder’s notice must be delivered to our corporate secretary no more than 10 days after the earlier of (A) the day on which notice of the date of the special meeting was mailed or (B) the day on which public disclosure of the date of the special meeting was made.

A stockholder’s notice to our corporate secretary must be in proper written form and must set forth information related to the stockholder of record providing the notice of nominations or business proposed to be brought before a stockholders’ meeting and the beneficial owners, if different, on whose behalf the nominations or business proposed to be brought before a stockholders’ meeting is made (collectively, the “Proposing Persons”), including:

•	the name and address of the stockholder giving the notice and the names and addresses of the other Proposing Persons, if any;

•	information as to the ownership by the Proposing Persons of our capital stock;

•

a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Persons for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of our capital stock;

•

a description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person (including with any proposed nominees), pertaining to the nominations or other business proposals and identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to support such nominations or other business proposals;

•

a statement whether or not the stockholder giving the notice and/or the other Proposing Persons, if any, will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the shares of our capital stock required under applicable law to approve the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of our capital stock reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder; and

•	such other information as required under our bylaws.

As to each person whom the stockholder proposes to nominate for election as a director, the notice shall include, among other information, the following:

•

all information relating to the person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act;

•	the person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

•

a statement whether the person, if elected, intends to tender, promptly following the person’s election or re-election, an irrevocable resignation effective upon the person’s failure to receive the required vote for re-election at the next meeting at which the person would face re-election and upon acceptance of such resignation by the board of directors, in accordance with our Corporate Governance Guidelines.

As to any other business that the stockholder proposes to bring before the meeting, the notice shall include, among other information, the following:

•	a brief description of the business desired to be brought before the meeting;

•	the reasons for conducting such business at the meeting; and

•	any material interest in such business of the Proposing Person.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of another forum, the Court of Chancery of the State of Delaware shall be the exclusive forum for: (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or employee to us or our stockholders, (iii) any action asserting a claim pursuant to the DGCL, our certificate of incorporation or our bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ bylaws and certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our bylaws to be inapplicable or unenforceable in such action.

Limitation of Liability and Indemnification Matters

Our certificate of incorporation provides that, to the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Under our certificate of incorporation and the DGCL as it now reads, such limitation of liability is not permitted:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for payments of unlawful dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, that are incurred in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, known as a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification if the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our certificate of incorporation provides that each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was, or has agreed to become, a director or officer of us, or is or was serving, or has agreed to serve, at our request as a director, officer or trustee of, or in similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, will be indemnified by us against all expense (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on behalf of such person in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Our certificate of incorporation also provides that we will pay the expenses incurred in defending any such proceeding in advance of its final disposition. These rights are not exclusive of any other right that any person may have or acquire under any statute, provision of our certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of these provisions will in any way diminish or affect the rights of any director or officer of us under our certificate of incorporation in respect of any occurrence or matter arising prior to any such repeal or modification. Our certificate of incorporation also specifically authorizes us to grant indemnification rights to our other employees or agents or other persons serving us and such rights may be equivalent to, or greater or less than, those set forth above. Additionally, our certificate of incorporation authorizes us to maintain insurance on behalf of any person who is an officer, director, employee or agent of us or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Delaware Business Combination Statute

Our certificate of incorporation does not exempt us from the application of Section 203 of the DGCL.

Section 203 of the DGCL provides that, subject to exceptions set forth therein, an interested stockholder of a Delaware corporation shall not engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation from the corporation, with the corporation for a three-year period following the time that such stockholder became an interested stockholder unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•

at or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Except as otherwise set forth in Section 203 of the DGCL, an interested stockholder is defined to include:

•

any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•	the affiliates and associates of any such person.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of a class of our preferred stock, as described in any applicable prospectus supplement. Preferred stock of each series of each class represented by depositary shares will be deposited under a separate deposit agreement among us, the preferred stock depositary named in the deposit agreement and the holders from time to time of our depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of the particular series of a class of our preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following our issuance and delivery of the preferred stock to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts.

The description in any applicable prospectus supplement will not necessarily be complete, and reference will be made to the relevant deposit agreement and depositary receipts, which will be filed with the SEC. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request.

LEGAL MATTERS

Sidley Austin LLP, New York, New York, will issue an opinion about certain legal matters with respect to the securities. Any underwriters, selling stockholders or agents will be advised about legal matters relating to any offering by their own counsel.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2021, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Common Stock

Preferred Stock

Depositary Shares

PROSPECTUS

January 10, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered:

SEC registration fee	$210,868
Printing and engraving*	*
Legal fees and expenses*	*
Accounting fees and expenses*	*
Transfer agent and registrar fees and expenses*	*
Listing fees and expenses*	*
Miscellaneous expenses*	*

Total*	$ *

*	These fees are calculated based on the type of securities offered and the number of issuances and accordingly, cannot be estimated at this time.

Item 15. Indemnification of Officers and Directors

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the DGCL, the Registrant’s certificate of incorporation contains a provision that eliminates, to the fullest extent permitted by law, the personal liability of a directors for monetary damages resulting from breach of his or her fiduciary duties as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (regarding unlawful dividends, stock purchases or redemptions); or

•	for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the Registrant’s certificate of incorporation provides that:

•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to certain very limited exceptions;

•	the Registrant may indemnify its other employees and agents as set forth in the DGCL;

•

the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to certain very limited exceptions; and

•	the rights conferred in the certificate of incorporation are not exclusive.

The Registrant has entered, and intends to continue to enter, into indemnification agreements with each of its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s certificate of incorporation and bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought. The indemnification provisions in the Registrant’s certificate of incorporation, bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The Registrant currently carries liability insurance for its directors and officers.

Item 16. Exhibits

The exhibits listed below are filed (except where otherwise indicated) as part of this Registration Statement.

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation	8-K12B	001-41211	3.1	1/10/2022

3.2	Amended and Restated Bylaws	8-K12B	001-41211	3.2	1/10/2022

4.1	Agreement and Plan of Merger, by and among nCino, Inc., Penny Holdco, Inc., SimpleNexus, LLC and certain other parties	8-K	333-248628	2.1	11/17/2021

4.2*	Form of Certificate of Designations (together with Preferred Stock Certificate)

4.3*	Form of Depositary Agreement

5.1	Opinion of Sidley Austin LLP					X

23.1	Consent of Ernst & Young LLP					X

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)					X

	Power of Attorney (included on the signature pages hereto)					X

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of North Carolina, on January 10, 2022.

NCINO, INC.

By:	/s/ Pierre Naudé
Pierre Naudé
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Pierre Naudé as his true and lawful attorney-in-fact, proxy and agent, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including pre-effective and post-effective amendments, any supplements, any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pierre Naudé Pierre Naudé	Chief Executive Officer; Director (Principal Executive Officer)	January 10, 2022

/s/ David Rudow David Rudow	Chief Financial Officer and Treasurer (Principal Financial Officer)	January 10, 2022

/s/ Jeanette Sellers Jeanette Sellers	Vice President of Accounting (Principal Accounting Officer)	January 10, 2022

/s/ Steven Collins Steven Collins	Director	January 10, 2022

/s/ Jon Doyle Jon Doyle	Director	January 10, 2022

/s/ Jeffrey Horing Jeffrey Horing	Director	January 10, 2022

/s/ Pam Kilday Pam Kilday	Director	January 10, 2022

/s/ Spencer Lake Spencer Lake	Director	January 10, 2022

/s/ Jeffrey Lunsford Jeffrey Lunsford	Director	January 10, 2022

/s/ William Ruh William Ruh	Director	January 10, 2022